UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
August 28, 2009
(Date of Earliest Event Reported)
West Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-21771	47-0777362
(Commission File Number)	(I.R.S. Employer Identification No.)
11808 Miracle Hills Drive, Omaha, Nebraska 68154
(Address of principal executive offices)
Registrant’s telephone number, including area code: (402) 963-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
      As previously announced on August 20, 2009, West Corporation (“West” or the “Company”) received lender consent to an amendment (the “Fifth Amendment”) to the Credit Agreement, dated as of October 24, 2006, by and among West, Lehman Commercial Paper, Inc., as initial administrative agent and the various lenders party thereto, as lenders, as previously amended as of February 14, 2007, May 11, 2007, May 16, 2008 and August 10, 2009 (as so amended, the “Credit Agreement”). On August 28, 2009, West entered into the Fifth Amendment.
     The Fifth Amendment permits West to, among other things, (i) agree with individual lenders to extend the maturity of their term loans or extend or refinance their revolving credit commitments under the Credit Agreement, and pay a different interest rate or otherwise modify certain terms of their loans or revolving commitments in connection with such an extension, and (ii) issue new secured notes, which may include indebtedness secured on a pari passu basis with the obligations under the Credit Agreement, so long as, among other things, the net cash proceeds from any such issuance are used to prepay certain loans under the Credit Agreement at par.
     In connection with the execution of the Fifth Amendment, West extended the maturity date for $1 billion of its existing term loans from October 24, 2013 to July 15, 2016 (or July 15, 2014, under certain circumstances related to the amount of outstanding senior notes and the senior secured leverage ratio in effect as of such date) and the interest rate margins of such extended term loans were increased. The interest rate margins for the extended term loans are based on the Company’s corporate debt rating based on a grid, which ranges from 3.625% to 4.25% for LIBOR rate loans (as of August 28, 2009, LIBOR plus 3.875%), and from 2.625% to 3.25% for base rate loans (as of August 28, 2009, base rate plus 2.875%).
     The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Amendment No. 5, dated as of August 28, 2009, by and among Wachovia Bank, National Association, as successor administrative agent, West Corporation (“West”), certain domestic subsidiaries of West and the lenders party thereto, amending the Credit Agreement dated as of October 24, 2006 between West, certain domestic subsidiaries of West, Lehman Commercial Paper, Inc., as initial administrative agent, and the various lenders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION
Dated: August 28, 2009	By:	/s/ Thomas B. Barker
Thomas B. Barker
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amendment No. 5, dated as of August 28, 2009, by and among Wachovia Bank, National Association, as successor administrative agent, West Corporation (“West”), certain domestic subsidiaries of West and the lenders party thereto, amending the Credit Agreement dated as of October 24, 2006 between West, certain domestic subsidiaries of West, Lehman Commercial Paper, Inc., as initial administrative agent, and the various lenders party thereto.